                                                                     Exhibit 4.2

                             SUN MICROSYSTEMS, INC.

                                   as "Parent"


                                       and

                           3055855 NOVA SCOTIA COMPANY

                                   as "Callco"

                                       and

                                514713 N.B. INC.

                                as "Corporation"

                                       and

                                  Payman Hodaie
                                       and
                                   Omid Hodaie
                                       and
                                   Vafa Ashraf
                                       and
                                   Aditva Jha
                                       and
                                   Omid Afnan
                                       and
                                  as "Holders"




--------------------------------------------------------------------------------



                         Exchange and Support Agreement


--------------------------------------------------------------------------------



                              This . day of ., 2001

                                TABLE OF CONTENTS
                                -----------------

                                    Article 1
                         DEFINITIONS AND INTERPRETATION

 Section 1.1      Definitions.......................................................................2
 Section 1.2      Gender and Number.................................................................4
 Section 1.3      Headings..........................................................................5
 Section 1.4      Date for Any Action...............................................................5

                                    Article 2
                INSOLVENCY EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

 Section 2.1      Grant and Ownership of the Insolvency Exchange Right..............................5
 Section 2.2      Purchase Price....................................................................5
 Section 2.3      Exercise Instructions.............................................................5
 Section 2.4      Delivery of Exchangeable Share Consideration; Effect of Exercise..................6
 Section 2.5      Exercise of Insolvency Exchange Right Subsequent to Retraction....................7
 Section 2.6      Stamp or Other Transfer Taxes.....................................................7
 Section 2.7      Notice of Insolvency Event........................................................7
 Section 2.8      Automatic Exchange on Liquidation of Parent.......................................8
 Section 2.9      Call Rights.......................................................................9

                                    Article 3
             CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

 Section 3.1      Callco Liquidation Call Right.....................................................9
 Section 3.2      Callco Redemption Call Right.....................................................10
 Section 3.3      Callco Retraction Call Right.....................................................11
 Section 3.4      Parent Call Right................................................................12
 Section 3.5      Withholding Rights...............................................................13
 Section 3.6      Restrictions on Transfer.........................................................14

                                    Article 4
                         REPRESENTATIONS, WARRANTIES AND
                     COVENANTS OF PARENT AND THE CORPORATION

 Section 4.1      Covenants of Parent Regarding Obligations of Subsidiaries........................14
 Section 4.2      Notification of Certain Events...................................................16
 Section 4.3      Delivery of Shares by Parent.....................................................16
 Section 4.4      Delivery of Shares...............................................................17
 Section 4.5      Parent and Callco not to Vote Exchangeable Shares................................17
 Section 4.6      Economic Equivalence.............................................................17
 Section 4.7      Ownership of Outstanding Shares..................................................19
 Section 4.8      Tender Offers, Etc...............................................................20
 Section 4.9      Representations and Warranties of Parent.........................................20
 Section 4.10     Reservation of Parent Common Shares..............................................20

                                     -ii-

 Section 4.11     Due Performance on and after the Closing Date....................................21

                                    Article 5
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

 Section 5.1      Amendments, Modifications, Etc...................................................21
 Section 5.2      Changes in Capital of Parent and the Corporation.................................21

                                    Article 6
                                   TERMINATION

 Section 6.1      Term.............................................................................21

                                    Article 7
                                     GENERAL

 Section 7.1      Severability.....................................................................22
 Section 7.2      Enurement........................................................................22
 Section 7.3      Notices to Parties...............................................................22
 Section 7.4      Risk of Payments by Post.........................................................23
 Section 7.5      Counterparts.....................................................................23
 Section 7.6      Jurisdiction.....................................................................24

                                     ADDENDA
                                     -------

Schedule "A" - Exchangeable Share Provisions.
------------

Schedule "B" - List of Holders.
------------

                         EXCHANGE AND SUPPORT AGREEMENT
                         ------------------------------

     THIS AGREEMENT is entered into as of this . day of ., 2001, by Sun Microsystems, Inc., a Delaware corporation ("Parent"), 3055855 Nova Scotia Company, a corporation incorporated under the laws of Nova Scotia ("Callco"), 514713 N.B. Inc., a corporation incorporated under the laws of New Brunswick (the "Corporation"), and the persons listed in Schedule "B" annexed hereto
                                               ------------
(individually referred to as "Holder" and collectively referred to as the "Holders") (such Holders herein represented, for the purpose of executing this Agreement only, by Bruce Barnes, acting as agent and attorney in fact for the Holders).

     WHEREAS, pursuant to an Acquisition Agreement dated June 19, 2001, by and among, inter alia, the parties hereto (the "Acquisition Agreement"), the parties thereto agreed that on the closing of the transactions contemplated under the Acquisition Agreement, the parties hereto would execute and deliver an Exchange and Support Agreement containing the terms and conditions set forth as an Exhibit to the Acquisition Agreement;

     AND WHEREAS, pursuant to the Acquisition Agreement, the Corporation has issued to the Holders certain exchangeable shares of the Corporation (the "Exchangeable Shares") having the rights, privileges, restrictions and conditions set forth in Schedule "A" annexed hereto (the "Exchangeable Share
                        ------------
Provisions");

     AND WHEREAS, Callco is to grant to and in favour of the Holders the right, in the circumstances set forth herein, to require Callco to purchase from the Holders all or any part of the Exchangeable Shares held by the Holders;

     AND WHEREAS, Callco is to have the right, exercisable upon the occurrence of certain events, to require the Holders to sell their Exchangeable Shares to Callco;

     AND WHEREAS, Parent, Callco and the Corporation wish to make appropriate provision and to establish a procedure whereby Parent will take certain actions and make certain payments and deliveries necessary to ensure that Callco and the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of common stock in the capital of Parent in satisfaction of their respective obligations under this Agreement and the terms of the Exchangeable Shares, including, without limitation, the payment and satisfaction of dividends by the Corporation and the delivery to the Holders of the Exchangeable Share Consideration (as defined herein) by Callco or the Corporation as contemplated under the terms of the Exchangeable Shares and this Agreement.

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (including the payment of $1.00 and other valuable consideration by the Holders to each of Callco and the Corporation in consideration of the rights granted to the Holders herein) the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

Section 1.1   Definitions.

     Where used herein or in any amendments hereto or in any communications required or permitted to be given hereunder, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

     "Acquisition Agreement" has the meaning ascribed thereto in the recitals hereto.

     "Act" means the New Brunswick Business Corporations Act, as amended, consolidated or re-enacted from time to time.

     "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Automatic Exchange Rights" means the benefit of the obligation of Callco to effect the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to Section 2.8 hereof.

     "Automatic Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario, Saint John, New Brunswick or San Francisco, California.

     "Call Rights" means, collectively, the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Parent Call Right, and "Call Right" shall mean any one of such Call Rights.

     "Canadian Dollar Equivalent" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Change of Law" shall mean a change to the ITA and other applicable provincial income tax laws such that the sale, by Canadian resident shareholders who hold their Exchangeable Shares as capital property for purposes of the ITA, of Exchangeable Shares to Parent or Callco in consideration for the Exchangeable Share Consideration will qualify as a tax deferred transaction for the purposes of the ITA and other applicable provincial income tax laws for such holders of Exchangeable Shares.

     "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Economic Equivalent" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Effective Date" means the date of issue of the Exchangeable Shares.

     "Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Exchangeable Share Provisions" has the meaning ascribed thereto in the recitals hereto.

     "Exchangeable Shares" has the meaning ascribed thereto in the recitals hereto.

     "Holder(s)" has the meaning ascribed thereto in the recitals hereto, and includes any successor corporation.

     "Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated as bankrupt or insolvent or to be dissolved or wound-up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
     Section 6.5 of the Exchangeable Share Provisions.

     "Insolvency Exchange Right" has the meaning ascribed thereto in Section 2.1(a).

     "ITA" means the Income Tax Act (Canada), as amended.

     "Liquidation Call Purchase Price" has the meaning ascribed thereto at
     Section 3.1(1).

     "Liquidation Call Right" has the meaning ascribed thereto in Section
     3.1(1).

     "Liquidation Event" has the meaning ascribed thereto in Section 2.8(a).

     "Liquidation Event Effective Time" has the meaning ascribed thereto in
     Section 2.8(b).

     "Officer's Certificate" means, with respect to Parent or the Corporation, a certificate signed on behalf of such entity by any one of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial

     Officer or any Executive Vice-President, Senior Vice-President or Vice-President (or the officers with equivalent responsibilities) of Parent or the Corporation, as the case may be.

     "Parent Call Date" has the meaning ascribed thereto in Section 3.4(2).

     "Parent Call Purchase Price" has the meaning ascribed thereto in Section 3.4(2).

     "Parent Call Right" has the meaning ascribed thereto in Section 3.4(1).

     "Parent Common Shares" means the shares of common stock in the capital of Parent, par value US$0.00067 per share.

     "Parent Liquidation Price" has the meaning ascribed thereto in Section 2.8(b).

     "Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

     "Redemption Call Right" has the meaning ascribed thereto in Section 3.2(1).

     "Redemption Call Purchase Price" has the meaning ascribed thereto in
     Section 3.2(1).

     "Retracted Shares" has the meaning ascribed thereto in Section 2.5 and
     Section 3.3 hereof, as the context requires.

     "Retraction Call Purchase Price" has the meaning ascribed thereto in
     Section 3.3(1).

     "Retraction Call Right" has the meaning ascribed thereto in Section 3.3(1).

     "Retraction Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Retraction Request" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

Section 1.2   Gender and Number.

     Any reference in this Agreement to gender includes all genders, and words imparting the singular number only shall include the plural and vice versa.

Section 1.3   Headings

     The provision of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.4   Date for Any Action.

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                INSOLVENCY EXCHANGE RIGHT AND AUTOMATIC EXCHANGE
                ------------------------------------------------

Section 2.1   Grant and Ownership of the Insolvency Exchange Right.

     Parent and Callco hereby grant to each Holder:

     (a) the right (the "Insolvency Exchange Right"), exercisable upon the occurrence and during the continuance of an Insolvency Event, to require Callco to purchase from the Holder all or any part of the Exchangeable Shares held by the Holder; and

     (b)  the Automatic Exchange Rights,

the whole in accordance with the provisions of this Agreement and the Exchangeable Share Provisions.

Section 2.2   Purchase Price.

     The purchase price payable by Callco for each Exchangeable Share to be purchased by Callco upon the exercise of the Insolvency Exchange Right of a Holder shall be an amount equal to the applicable Exchangeable Share Consideration on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share. In connection with each exercise of the Insolvency Exchange Right, Parent will provide to the Holder an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Consideration. The applicable Exchangeable Share Consideration for each such Exchangeable Share so purchased shall be satisfied by the delivery by Callco to the Holder exercising the Insolvency Exchange Right of the applicable Exchangeable Share Consideration, less any amounts properly withheld pursuant to
Section 3.4 hereof.

Section 2.3   Exercise Instructions.

(1) Subject to the terms and conditions set forth herein and the Exchangeable Share Provisions, each Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Insolvency Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of the

     Holder on the books of the Corporation. To exercise the Insolvency Exchange Right, the Holder shall deliver to Callco, in person or by certified or registered mail, at its head office or at such other places as Callco may from time to time designate by written notice to the Holder, the certificates representing the Exchangeable Shares which the Holder desires Callco to purchase, duly endorsed for transfer to Callco, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as Callco may reasonably require, together with:

     (a) a duly completed form of notice of exercise of the Insolvency Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

          (i) that the Holder is exercising the Insolvency Exchange Right so as to require Callco to purchase from the Holder the number of Exchangeable Shares specified therein;

          (ii) that the Holder has good title to and owns all such Exchangeable Shares to be acquired by Callco free and clear of all liens, hypothecs, pledges, encumbrances, security interests, options, restrictions, proxies and adverse claims, except as set forth herein and in the Exchangeable Share Provisions; and

          (iii) the address of the Persons to whom the Exchangeable Share Consideration should be delivered; and

     (b) payment (or evidence satisfactory to the Corporation and Callco of payment) of the taxes (if any) payable as contemplated by Section 2.6 hereof.

(2) If only a part of the Exchangeable Shares represented by any certificate delivered to Callco are to be purchased by Callco under the Insolvency Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

Section 2.4   Delivery of Exchangeable Share Consideration; Effect of Exercise.

     Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires Callco to purchase under the Insolvency Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Exchange Right), duly endorsed for transfer to Callco, which notice to Callco shall constitute exercise of the Insolvency Exchange Right by the Holder, Callco shall promptly thereafter transfer to the Holder the Exchangeable Share Consideration deliverable in connection with the exercise of the Insolvency Exchange Right, less any amounts properly withheld pursuant to Section 3.4 hereof; provided, however, that no such delivery shall be made unless and until the Holder shall have paid (or provided evidence satisfactory to the Corporation and Callco of the payment of) the taxes (if any) payable as contemplated by Section 2.6 hereof. Immediately upon the giving of notice by the Holder to Callco of the exercise of the Insolvency Exchange Right, as provided in this Section 2.4, the Holder shall be deemed to have transferred to Callco all of its right, title and interest in and to such Exchangeable Shares, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor unless the Exchangeable Share Consideration is not delivered by Callco to the Holder by the date specified, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Callco and any cheque included therein is paid.

Section 2.5   Exercise of Insolvency Exchange Right Subsequent to Retraction.

     In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (such number of Exchangeable Shares so required to be redeemed being hereinafter collectively referred to as the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.5 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of liquidity or solvency requirements or other provisions of applicable law to redeem all such Retracted Shares, subject to receipt by such Holder of written notice to that effect from the Corporation and provided that the Retraction Call Right with respect to the Retracted Shares shall not have been exercised, the Retraction Request will constitute, and will be deemed to constitute, notice from such Holder to Callco that such Holder is exercising the Insolvency Exchange Right with respect to those Retracted Shares which the Corporation is not permitted by applicable law to redeem. In any such event, the Corporation hereby agrees with such Holder to notify such Holder immediately of such prohibition against the Corporation redeeming all of the Retracted Shares and to forward or cause to be forwarded to Callco immediately all relevant materials delivered by such Holder to the Corporation (including, without limitation, a copy of the Retraction Request delivered pursuant to Section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and Callco will thereupon purchase such shares in accordance with the provisions of this Article 2.

Section 2.6   Stamp or Other Transfer Taxes.

     Upon any sale of Exchangeable Shares to Callco pursuant to the Insolvency Exchange Right or the Automatic Exchange Rights, the share certificate representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder without charge to the Holder, provided, however that the Holder shall pay (and neither Callco nor the Corporation shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any such transfer, or shall have established to the satisfaction of Callco and the Corporation, acting reasonably, that such taxes, if any, have been paid in full.

Section 2.7   Notice of Insolvency Event.

     Promptly following the occurrence of an Insolvency Event, or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Parent and the Corporation shall give written notice thereof to the Holders.

Section 2.8   Automatic Exchange on Liquidation of Parent.

     (a) Parent will give the Holders written notice of each of the following events (each, a "Liquidation Event") at the time set forth below:

          (i) in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs (it being understood that a sale of all or substantially all of the assets of Parent or any merger, consolidation or similar transaction involving Parent shall not, in and of itself, constitute a liquidation of Parent), at least 15 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) immediately, upon the earlier of:

               (A)  receipt by Parent of notice of; and

               (B)  Parent otherwise becoming aware of,

               any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, provided, however, that such shall only be a Liquidation Event if Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof or if Parent is not successful in any such good faith contestation and all rights of appeal have expired or been exhausted.

     (b) In order that the Holders will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then-outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares as contemplated in the definition of Exchangeable Share Consideration and shall also be entitled to the remaining Exchangeable Share Consideration, if any. To effect such automatic exchange, Callco shall be deemed to have purchased from the Holders each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time, and the Holders shall be deemed to have sold the Exchangeable Shares held by them at such time, for a purchase price per share equal to the Exchangeable Share Consideration applicable at the Liquidation Event Effective Time (the "Parent Liquidation Price"). In connection with such automatic exchange, Parent will provide to the Holders an Officer's Certificate setting forth the calculation of the Parent Liquidation Price.

     (c) Immediately prior to the Liquidation Event Effective Time, the Holders shall be deemed to have transferred to Callco all of their right, title and interest in and to such Exchangeable Shares and shall cease to be holders of such Exchangeable Shares, and Callco shall transfer and deliver to the Holders the Exchangeable Share Consideration representing the Holders' total Parent Liquidation Price less any amounts properly withheld pursuant to Section 3.4 hereof. Upon the surrender by a Holder of certificates representing the transferred Exchangeable Shares, duly endorsed for transfer to Callco and accompanied by such instruments of transfer as Callco may reasonably require, Callco shall deliver or cause to be delivered to the Holder certificates representing the Parent Common Shares of which such Holder is the holder.

Section 2.9   Call Rights.

     The Holders and the Corporation hereby acknowledge the Call Rights in favour of Callco and further agree that the Call Rights (i) are granted to Callco by the Holders in partial consideration of the obligations of Parent under the Acquisition Agreement; and (ii) may be assigned at any time and from time to time by Callco in whole or in part upon written notice to the Holders provided that:

     (x) such assignee acknowledges in writing the Exchangeable Share Provisions and agrees to be bound by the terms of this Agreement; and

     (y) notwithstanding such assignment, Callco shall remain jointly and severally liable with such assignee in respect of the obligations of such assignee in connection with the exercise of any of the Call Rights.

                                   ARTICLE 3
                            CERTAIN RIGHTS OF CALLCO
                         TO ACQUIRE EXCHANGEABLE SHARES
                         ------------------------------

Section 3.1   Callco Liquidation Call Right.

(1) Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from the Holders who hold the Exchangeable Shares on the Liquidation Date (as defined therein) all but not less than all of the Exchangeable Shares held by the Holders on payment by Callco of an amount per share (the "Liquidation Call Purchase Price") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to the Holders the Exchangeable Share Consideration representing the Holders' total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 3.4 hereof. In the event of the exercise of the Liquidation Call Right by Callco as aforesaid, each Holder shall be obligated to sell all of the Exchangeable Shares held by the Holder to Callco on the Liquidation Date on payment by Callco to the Holder of the Liquidation Call Purchase Price for each such share, less any amounts withheld pursuant to Section 3.4 hereof and, provided Callco makes such payment and completes such purchase, the Corporation shall have no obligation to pay the Liquidation Amount (as defined in the Exchangeable Share Provisions) on such shares so purchased by Callco.

(2) To exercise the Liquidation Call Right, Callco must notify the Corporation and the Holders of Callco's intention to exercise such right at least ten Business Days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Corporation will notify the Holders as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase, and each Holder will sell, all of the Exchangeable Shares then held by the Holder for a price per share equal to the Liquidation Call Purchase Price, which price shall be satisfied in the manner set forth in Section 3.1(1) hereof.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Callco shall deliver to each Holder, on or before the Liquidation Date, the Exchangeable Share Consideration in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 3.4 hereof, upon presentation and surrender by the Holders of certificates representing the Exchangeable Shares held by the Holder, duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as Callco may reasonably require. If Callco does not exercise the Liquidation Call Right in the manner and within the delay described above, then on the Liquidation Date the Holders will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

Section 3.2   Callco Redemption Call Right.

(1) Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from the Holders on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by the Holders on payment by Callco to the Holders of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to the Holders, the Exchangeable Share Consideration, less any amounts withheld pursuant to Section 3.4 hereof. In the event of the exercise of the Redemption Call Right by Callco, each Holder shall be obligated to sell all of the Exchangeable Shares held by such Holder to Callco on the Automatic Redemption Date on payment by Callco to such Holder of the Redemption Call Purchase Price for each such share, less any amounts withheld pursuant to Section 3.4 hereof, and the Corporation shall have no obligation to redeem such shares so purchased by Callco.

(2) To exercise the Redemption Call Right, Callco must notify the Corporation and the Holders of Callco's intention to exercise such right on or before the Automatic Redemption Date. The Corporation will notify the Holders as to whether Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, then on the Automatic Redemption Date Callco will purchase, and each Holder will sell, all of the Exchangeable Shares then held by such Holder for a price per share equal to the Redemption Call Purchase Price, which price shall be satisfied in the manner set forth in Section 3.2(1) hereof.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Callco shall deliver to each Holder, on or before the Automatic Redemption Date, the Exchangeable Share Consideration, less any amounts withheld pursuant to
     Section 3.4 hereof, upon presentation and surrender by such Holder of certificates representing the Exchangeable Shares held by such Holder, duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as Callco may reasonably require. If Callco does not exercise the Redemption Call Right in the manner and with the delay described above, then on the Automatic Redemption Date the Holders will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

Section 3.3   Callco Retraction Call Right.

(1) Callco shall have the overriding right (the "Retraction Call Right"), notwithstanding the proposed retraction of any Exchangeable Shares (the "Retracted Shares") by a Holder pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from such Holder on the applicable Retraction Date all but not less than all of the Retracted Shares held by such Holder on payment by Callco to such Holder of an amount per Retracted Share (the "Retraction Call Purchase Price") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such Holder, the Exchangeable Share Consideration, less any amounts withheld pursuant to Section 3.4 hereof. In the event of the exercise of the Retraction Call Right by Callco, such Holder shall be obligated to sell all of the Retracted Shares held by such Holder to Callco on the Retraction Date on payment by Callco to such Holder of the Retraction Call Purchase Price for each such share, less any amounts withheld pursuant to Section 3.4 hereof, and the Corporation shall have no obligation to redeem such shares so purchased by Callco.

(2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof. To exercise the Retraction Call Right, Callco must notify the Corporation and the relevant Holders of Callco's intention to exercise such right within ten Business Days of such notification to Callco by the Corporation of receipt of the Retraction Request. The Corporation will notify such Holders as to whether Callco has exercised the Retraction Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Retraction Call Right, and provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.6 of the Exchangeable Share Provisions, the Retraction Request shall thereupon be considered only to be an offer by the Holder to sell such Retracted Shares to Callco in accordance with the Retraction Call Right, and on the Retraction Date Callco will purchase, and each Holder will sell, all of the Retracted Shares held by such Holder for a price per share equal to the Retraction Call Purchase Price, which price shall be satisfied in the manner set forth in Section 3.3(1) hereof.

(3) For the purposes of completing the purchase of the Retracted Shares pursuant to the exercise of the Retraction Call Right, Callco shall deliver to each Holder, on or before the Retraction Date, the Exchangeable Share Consideration, less any amounts withheld pursuant to Section 3.4 hereof, upon presentation and surrender by such Holder of certificates representing the Retracted Shares held by such Holder, duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of Retracted Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as Callco may reasonably require. If Callco does not exercise the Retraction Call Right in the manner and with the delay described above, then on the Retraction Date the Holders will be entitled to receive in exchange therefor the retraction price otherwise payable by the Corporation in connection with the retraction of the Retracted Shares pursuant to
     Article 6 of the Exchangeable Share Provisions.


Section 3.4   Parent Call Right

(1) Parent shall have the overriding right (the "Parent Call Right"), in the event of a Change of Law, to purchase (or to cause Callco to purchase) from the Holders of the then-outstanding Exchangeable Shares all but not less than all of the Exchangeable Shares held by the Holders on payment by Parent or Callco, as the case may be, of an amount per share (the "Parent Call Purchase Price") equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Parent Call Date, which shall be satisfied in full by Parent or Callco, as the case may be, delivering or causing to be delivered to the Holders the Exchangeable Share Consideration representing the Holders' total Parent Call Purchase Price. In the event of the exercise of the Parent Call Right by Parent or Callco as aforesaid, each Holder shall be obligated to sell all of the Exchangeable Shares held by the Holder to Parent or Callco, as the case may be, on the Parent Call Date on payment by Parent or Callco to the Holder of the Parent Call Purchase Price for each such share.

(2) To exercise the Parent Call Right, Parent or Callco must notify the Corporation and the Holders of its intention to exercise such right at least fifteen (15) calendar days before the date on which Parent or Callco intends to acquire the Exchangeable Shares (the "Parent

     Call Date"). If Parent or Callco exercises the Parent Call Right, then on the Parent Call Date, Parent or Callco will purchase, and each Holder will sell, all of the Exchangeable Shares then held by the Holder for a price per share equal to the Parent Call Purchase Price, which price shall be satisfied in the manner set forth in Section 3.4(1) hereof.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Parent Call Right, Parent or Callco, as the case may be, shall deliver to each Holder, on the Parent Call Date, the Exchangeable Share Consideration in payment of the total Parent Call Purchase Price upon presentation and surrender by the Holders of certificates representing the Exchangeable Shares held by the Holder, duly endorsed for transfer, together with such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as Parent or Callco may reasonably require.

Section 3.5   Withholding Rights.

     The Corporation, Callco and Parent, as the case may be, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any Holder such amounts as the Corporation, Callco or Parent, as the case may be, is required to deduct and withhold with respect to such payment under the ITA, the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that any such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Corporation, Callco, or Parent, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to the Corporation, Callco, or Parent, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Corporation, Callco, or Parent, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the Parent Common Shares) as is necessary to provide sufficient funds to the Corporation, Callco, or Parent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, or Parent, as the case may be, shall give an accounting to the Holder with respect thereto and shall notify and pay over to such Holder any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deduction or withholding requirement.

     In order to assist the Corporation, Callco, or Parent, as the case may be, in complying with any such deduction and withholding requirement, the Holder shall, to the extent applicable, deliver to the Corporation, Callco, or Parent, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder, is not and will not be, on the date of payment, a non-resident of Canada for the purposes of the ITA or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a "Canadian partnership", as defined in the ITA.

Section 3.6   Restrictions on Transfer.

     No Holder shall Transfer any Exchangeable Shares (or any other securities of the Corporation received on account of the Holder's ownership of Exchangeable Shares) unless such Transfer is (i) a Transfer of Exchangeable Shares by such Holder pursuant to the terms of this Agreement or the Exchangeable Share Provisions, (ii) is a Transfer approved by the Board of Directors, which approval may be withheld for any reason or (iii) a Transfer as a consequence of the death of the Holder. As used above, the term "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in such securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such securities.

                                   ARTICLE 4
                         REPRESENTATIONS, WARRANTIES AND
                     COVENANTS OF PARENT AND THE CORPORATION
                     ---------------------------------------

Section 4.1   Covenants of Parent Regarding Obligations of Subsidiaries.

     So long as any Exchangeable Shares are outstanding, Parent will and, in the case of Section 4.1(c), (d), (e), (f), (g) and (h) will cause its Subsidiaries to:

     (a) not declare or pay any dividend on the Parent Common Shares unless (i) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares and (ii) the Corporation shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares;

     (b) advise the Corporation sufficiently in advance of the declaration by Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in co-operation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall, subject to applicable law, be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares;

     (c) not permit the Corporation to issue any further Exchangeable Shares, or any other shares of the Corporation having an attribute which permits the holders thereof to exchange or convert such shares into shares of Parent or any Affiliate of Parent, except for the issuance of Exchangeable Shares to existing Holders pursuant to the Exchangeable Share Provisions or this Agreement;

     (d) take all such actions and do all such things as are necessary or desirable to enable, cause and permit the Corporation, in accordance with and subject to applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the Holders in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable, cause and permit the Corporation, in accordance with and subject to applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Retraction Price, as defined in the Exchangeable Share Provisions, and the Redemption Price, as defined in the Exchangeable Share Provisions including, without limitation, to take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the Holders upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

     (f) take all such actions and do all such things as are necessary or desirable to enable Callco and any assignee of Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by a Holder of any Insolvency Exchange Right or Automatic Exchange Right, including, without limitation, to take all such actions and do all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Parent Common Shares to the Holders and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration in accordance with the provisions of any Insolvency Exchange Right or Automatic Exchange Right, as the case may be;

     (g) take all such actions and do all such things as are necessary or desirable to enable and permit Callco and any assignee of Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of any Call Right, including, without limitation, to take all such actions and do all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Parent Common Shares to the Holders in accordance with the provisions of any Call Right as the case may be; and

     (h) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation to pay all dividends required to be paid in accordance with the Exchangeable Share Provisions and to permit the Corporation to have the financial reserves required so that it does not become insolvent and to avoid any liquidation or dissolution of the Corporation.

Section 4.2   Notification of Certain Events.

     In order to assist Callco to comply with its rights and obligations hereunder, the Corporation will give Callco notice of each of the following events at the time set forth below (it being agreed, however, that the failure to give such notices shall not relieve Callco of any of its obligations hereunder):

     (a) any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; it being understood that any merger, amalgamation, consolidation, or similar transaction, and any sale of all or substantially all of the assets of the Corporation shall not, in and of itself, constitute a liquidation, dissolution or winding-up;

     (b) promptly, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or of the occurrence of any Insolvency Event;

     (c)  promptly, upon receipt by the Corporation of a Retraction Request;

     (d) on the same date on which notice of redemption is given to Holders in accordance with the Exchangeable Share Provisions;

     (e) at least 10 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors in accordance with the Exchangeable Share Provisions; and

     (f) promptly in the event of any determination by the Board of Directors to take any action which would require a vote of the holders of Exchangeable Shares.

Section 4.3   Delivery of Shares by Parent.

     Upon notice from the Corporation, Callco or the Holders of any event that requires the Corporation or Callco to cause to be delivered Parent Common Shares to any Holder, Parent shall forthwith issue and deliver to the Corporation or Callco, as the case may be, the requisite number of Parent Common Shares, as well as any other part of the Exchangeable Share Consideration, to be received by the Holder of the surrendered Exchangeable Shares, as the Corporation or Callco shall direct and as may be required under this Agreement or the Exchangeable Share Provisions.

Section 4.4   Delivery of Shares.

     All Parent Common Shares issuable pursuant to this Agreement or the Exchangeable Share Provisions shall be duly authorized and validly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other than those arising under applicable securities laws. Any Exchangeable Shares delivered by the Holders to the Corporation, Callco, Parent or their Affiliates pursuant to this Agreement or the Exchangeable Share Provisions shall be delivered free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest, other than those arising hereunder, under the Exchangeable Share Provisions or the Repurchase Agreement or under applicable securities laws.

Section 4.5   Parent and Callco not to Vote Exchangeable Shares

     Parent will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Parent and its Affiliates for the sole purpose of attending meetings of holders of Exchangeable Shares to the extent it is necessary to meet the requirements of any corporate statute with respect to be the quorum for each such meeting. Parent will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by the holders of Exchangeable Shares from time to time, pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the corporate statute by which the Corporation is now or may in the future be governed, with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

     For as long as there are any Exchangeable Shares outstanding, neither Parent nor any of its Affiliates will exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Callco nor take any action that, or omit to take any action the omission of which is designed to result in the liquidation, dissolution or winding-up of Callco.

Section 4.6   Economic Equivalence.

     So long as any Exchangeable Shares are outstanding:

     (a)  in the event Parent takes any of the following actions:

          (i) issues or distributes Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then-outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

         (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then-outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

         (iii) issues or distributes to the holders of all or substantially all of the then-outstanding Parent Common Shares, (a) shares or securities of Parent of any class other than Parent Common Shares (and other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (b) rights, options or warrants other than those referred to in (ii) above,
               (c) evidences of indebtedness of Parent or (d) assets of Parent,

         Parent will ensure that the economic equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed simultaneously to holders of the Exchangeable Shares;

    (b)  in the event Parent takes any of the following actions:

         (i) subdivides, redivides or changes the then-outstanding Parent Common Shares into a greater number of Parent Common Shares; or

         (ii) reduces, combines, consolidates or changes the then-outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

         (iii) reclassifies or otherwise changes any of the terms and conditions of the Parent Common Shares, or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares,

         Parent will provide at least 7 days prior written notice thereof to the Holders and ensure that the same or an economically equivalent change shall simultaneously be made to, or in the rights of the Holders of, the Exchangeable Shares;

    (c) the Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 4.5(a) or Section 4.5(b) and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

         (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

         (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in
               Section 4.5(c)(ii), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share; and

         (iv) in the case of any subdivision, redivision or change of the then-outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then-outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then-outstanding Parent Common Shares;

    (d) to the extent required, upon due notice from Parent, the Corporation will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Corporation or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required Economic Equivalent with respect to the Parent Common Shares and Exchangeable Shares as provided for in this Section 4.5;

    (e) upon the occurrence of any of the events referred to in Section 4.5(b), the type and number of securities or other consideration issuable upon the exchange, redemption or retraction of the Exchangeable Shares shall automatically be adjusted, without any action on the part of any Person, such that the Holders of such Exchangeable Shares will receive, upon the exchange, redemption or retraction of such Exchangeable Shares, the type and number of securities or other consideration that such Holders would have received in respect of the Exchangeable Shares if such Exchangeable Shares had been exchanged, redeemed or retracted immediately prior to such event or the record date therefor, as applicable.

Section 4.7   Ownership of Outstanding Shares.

    So long as any Exchangeable Shares are outstanding, Parent shall remain the direct or indirect beneficial owner of issued and outstanding securities of the Corporation to which are attached a majority of the voting interests for the election of directors of the Corporation, unless it obtains the prior approval of the Holders given in accordance with Section
9.2 of the Exchangeable Share Provisions.

Section 4.8   Tender Offers, Etc.

     Parent shall provide notice to the Holders, concurrently with the notice provided to holders of Parent Common Shares, of any proposed share exchange offer, issuer bid, take-over bid or similar transaction (including any Parent Control Transaction as defined in the Exchangeable Share Provisions) with respect to Parent Common Shares proposed by Parent or proposed to Parent or its shareholders and recommended by the board of directors of Parent, or otherwise effected or to be effected with the consent or approval of the board of directors of Parent.

Section 4.9   Representations and Warranties of Parent.

     Parent hereby represents and warrants that:

     (a) Parent is a corporation incorporated and existing under the laws of Delaware and has the corporate power and authority to enter into and perform its obligations under this agreement;

     (b)  the execution, delivery and performance by Parent of this Agreement:

          (i) have been duly authorized by all necessary corporate action on the part of Parent;

          (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any material contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

          (iii) will not result in the violation of any law; and

     (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms.

Section 4.10  Reservation of Parent Common Shares.

     Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (which Parent Common Shares may be reclassified or changed) as are now and may hereafter be required to enable and permit the Corporation and Callco to meet their respective obligations hereunder and under the Exchangeable Share Provisions. Parent further represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully-paid and non-assessable.

Section 4.11  Due Performance on and after the Closing Date

     Parent shall duly and timely perform, and shall cause the Corporation and Callco to duly and timely perform, all of their respective obligations provided for in this Agreement.

                                   ARTICLE 5
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS
                     --------------------------------------

Section 5.1   Amendments, Modifications, Etc.

     This Agreement may not be amended, modified or waived except by an agreement in writing executed by the parties hereto.

Section 5.2   Changes in Capital of Parent and the Corporation.

     At all times after the occurrence of any event effected pursuant to the Exchangeable Share Provisions or this Agreement, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that the Holders maintain economically equivalent rights and, in order that, where required, this Agreement will apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications. So long as there are any Exchangeable Shares outstanding, the Corporation will not issue any additional Exchangeable Shares to any Person (other than the Holders).

                                   ARTICLE 6
                                  TERMINATION
                                  -----------

Section 6.1   Term.

     This Agreement shall continue until the earlier to occur of the following events:

     (a)  no Exchangeable Shares are outstanding; or

     (b) each of the parties hereto elects in writing to terminate this Agreement.

                                   ARTICLE 7
                                    GENERAL
                                    -------

Section 7.1   Severability.

     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable:

     (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and

     the remainder of this Agreement and the application of such (b) provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.2   Enurement.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.3   Notices to Parties.

     Any notice, direction or other communication given under this agreement shall be in writing and given by mail or delivering it or sending it by telecopy or similar form or recorded communication addressed:

     (a)  if to Parent, the Corporation or Callco, to:

          SUN MICROSYSTEMS, INC.
          901 San Antonio Road
          Palo Alto, CA 94303

          Attention:        General Counsel
          ---------------------------------

          Telephone:        (650) 960-1300
          Telecopier:       (650) 336-0530

          with a copy to:

          WILSON SONSINI GOODRICH & ROSATI
          Professional Corporation
          One Market

          Spear Tower, Suite 3300
          San Fancisco, California 94105

          Attention:        Michael S. Dorf, Esq.
          ---------------------------------------

          Telephone: (415) 947-2000
          Telecopier: (415) 947-2099

          and to:

          STIKEMAN ELLIOTT
          1155 Rene-Levesque Blvd. West
          40th Floor
          Montreal, Quebec
          H3B 3V2

          Attention:        Peter Castiel
          -------------------------------

          Telephone:        (514) 397-3272
          Telecopier:       (514) 392-2222

     (b)  if to any Holder, to:

          the address of the Holder recorded in the securities register of the Corporation or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder.

     Any such communication shall be deemed to have been validly and effectively given on the date such communication is received if such date is a Business Day and if such communication is received prior to 4:00 p.m. (in the jurisdiction of receipt) and otherwise on the next Business Day. Any party hereto may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

Section 7.4   Risk of Payments by Post.

     Whenever payments are to be made or documents are to be sent to the Holders by the Corporation or Callco, or by the Holders to the Corporation or Callco, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation or Callco, in the case of payments made or documents sent by the Corporation or Callco, and at the risk of the Holders, in the case of payments made or documents sent by the Holders.

Section 7.5   Counterparts.

     This Agreement may be executed in counterparts (including counterparts by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 7.6   Jurisdiction.

     This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     IN WITNESS WHEREOF, the parties hereby have executed this agreement or caused this agreement to be executed by their respective duly authorized officers as of the date first above written.




SUN MICROSYSTEMS, INC.                         514713 N.B. INC.


Per:                                           Per:
     ----------------------------                  ----------------------------
Name:  Jonathan I. Schwartz                    Name:  Laura Fennell
Title: Senior Vice President,                  Title: Assistant Secretary
Corporate Strategy & Planning



3055855 NOVA SCOTIA COMPANY                    SHAREHOLDER REPRESENTATIVE


Per:
     ----------------------------              ---------------------------------
Name:     Laura Fennell                        Bruce Barnes, duly appointed
Title:    Assistant Secretary                  pursuant to the Acquisition
                                               Agreement as agent and attorney
                                               in fact of all of the Holders to
                                               execute this Agreement on their
                                               behalf